Exhibit 10.14

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
BENEFIT AGREEMENT

          [A]

          Dear [B]:

          Enclosed is a copy of the Supplemental Executive Retirement Plan, amended as of October 1,1999.  Please confirm that you have read and understand the Plan and that you agree, on your behalf and on behalf of your Beneficiaries, to be bound by the terms and conditions of the Plan except as set forth in the next paragraph.  This Benefit Agreement supercedes any earlier agreement on this subject; and terms defined in the Plan have the same meaning in this Benefit Agreement.

          [C]

          By:

          Confirmed and agreed to:

          Date:

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
BENEFIT AGREEMENT KEY

Benefit Agreement

[A]	Insert date of agreement.

[B]	Insert name of Participant.

[C]

For Bernard A. Girod, insert “I agree that the Vesting provisions of the “Termination Benefit” provided in Section 5.02 of the Plan do not apply to me.  Instead, effective September 24, 1999, I am Vested in a “Termination Benefit” equal to the twenty-six percent (26%) of my Average Compensation.  If I am credited with additional Years of Service after September 24, 1999, my Vested “Termination Benefit” will be the applicable percentage of my Average Compensation based on such additional Years of Service as follows:

Additional Years of Service	Applicable Percentage
1	28
2	30
3	34
4	38
5	42
6	46
7 or more	50”